Exhibit 99.1

Columbia Sportswear Company Reports Second Quarter 2026 Financial Results;
Updates Full Year 2026 Financial Outlook

Second Quarter 2026 Highlights
•Net sales increased 2 percent (1 percent constant-currency) to $614.4 million, compared to second quarter 2025.
•In second quarter 2026, the Company received a refund of approximately $78 million of the International Emergency Economic Powers Act ("IEEPA") tariffs previously paid, including interest. Of this amount, $62 million was recognized in earnings, including a benefit of $60 million recognized in cost of sales and $2 million recognized as interest income, and $15 million was recognized as a reduction to inventory, which will benefit cost of sales as the associated inventory is sold in future periods.
•Gross margin expanded 920 basis points to 58.3 percent of net sales from 49.1 percent of net sales in second quarter 2025. Second quarter 2026 gross margin includes approximately a 980 basis point benefit from the recovery of IEEPA tariffs.
•Operating income of $30.9 million, or 5.0 percent of net sales, compared to second quarter 2025 operating loss of $23.6 million, or 3.9 percent of net sales.
•Diluted earnings per share of $0.52, compared to second quarter 2025 net loss per diluted share of $0.19. The recovery of IEEPA tariffs referred to above benefited diluted earnings per share by $0.93.
•Exited the quarter with $624.6 million of cash, cash equivalents and short-term investments and no borrowings.

Full Year 2026 Financial Outlook
The following forward-looking statements reflect our expectations as of July 30, 2026 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. Additional disclosures and financial outlook details can be found in the Full Year 2026 Financial Outlook section below and the CFO Commentary and Financial Review presentation.
•Net sales of $3.43 to $3.50 billion (unchanged), representing net sales growth of 1.0 to 3.0 percent (unchanged) compared to 2025.
•Gross margin of 52.1 percent to 52.3 percent (prior 50.3 percent to 50.5 percent), including the impact of IEEPA tariff refunds.
•Operating income of $290 to $325 million (prior $230 to $262 million), representing operating margin of 8.5 to 9.3 percent of net sales (prior 6.7 to 7.5 percent).
•Diluted earnings per share of $4.45 to $4.90 (prior $3.55 to $4.00).

PORTLAND, Ore. - July 30, 2026 - Columbia Sportswear Company (NASDAQ: COLM, the "Company"), a multi-brand global leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment, today announced second quarter 2026 financial results for the period ended June 30, 2026.

Chairman and Chief Executive Officer Tim Boyle commented, “We’re pleased to have delivered net sales exceeding our guidance for the second quarter, driven by the resilience of our international business, which was partly offset by continued softness in the U.S., amid growing global macroeconomic headwinds.

“Our reported second quarter earnings and profit margins include the impact of U.S. tariff refunds recognized during the quarter. Excluding this impact, our underlying performance was largely in-line with our expectations.

“We continue to see encouraging signs of progress with our ACCELERATE Growth Strategy. We are particularly pleased with our strong second quarter performance in Columbia brand footwear, one of the brand's strategic growth pillars.

“While our first half operating results have been in-line to slightly favorable overall as compared to our expectations at the start of the year, our outlook for the second half has incrementally moderated, largely due to external geopolitical and macroeconomic headwinds. That said, we continue to expect our full-year results to fall within the guidance ranges previously provided, excluding the impact of tariff refunds.

“Despite the more challenging environment, we remain confident that the Columbia brand ACCELERATE Growth Strategy is beginning to gain traction and is putting us on the right track to return to healthy, sustainable growth over the longer-term. We remain focused on what we can control, and will continue executing our strategy and vision to:

•accelerate profitable growth;
•create iconic products that are differentiated, functional and innovative;
•drive brand engagement with increased, focused demand creation investments;
•enhance consumer experiences by investing in capabilities to delight and retain consumers;
•amplify marketplace excellence that is digitally-led, omni-channel, and global; and
•empower talent that is driven by our core values."

CFO's Commentary and Financial Review Presentation Available Online

For a detailed review of the Company's second quarter 2026 financial results, please refer to the CFO Commentary and Financial Review presentation furnished to the Securities and Exchange Commission (the "SEC") on a Current Report on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/financial-results at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

ACCELERATE Growth Strategy

ACCELERATE is a growth strategy intended to elevate the Columbia brand to attract younger and more active consumers. It is a multi-year effort centered around several consumer-centric shifts to our brand, product and marketplace strategies, as well as enhanced ways of working. Last year, the Columbia brand launched its new brand platform “Engineered for Whatever” through a global brand campaign, released certain new products designed with a younger, more active consumer in mind, and re-launched the U.S. Columbia.com website, with enhanced features and photography. The foundational shifts of the ACCELERATE Growth Strategy are starting to show tangible signs of traction with our target consumers. As the strategy evolves, the Columbia brand is sharpening its focus on strategic pillars, which leverage our authenticity and heritage in outdoor performance and lifestyle. For more information on the ACCELERATE Growth Strategy, please refer to the CFO Commentary and Financial Review presentation.
Second Quarter 2026 Financial Results
(All comparisons are between second quarter 2026 and second quarter 2025, unless otherwise noted.)

Net sales increased 2 percent (1 percent constant-currency) to $614.4 million from $605.2 million for the comparable period in 2025. Sales growth in most of our international markets was partially offset by lower U.S. net sales, primarily reflecting lower Spring 2026 wholesale orders and, to a lesser extent, declines in our direct-to-consumer brick-and-mortar ("DTC B&M") business.

Gross margin expanded 920 basis points to 58.3 percent of net sales from 49.1 percent of net sales for the comparable period in 2025. Gross margin expansion primarily reflected an approximate 980 basis point benefit from the recovery of IEEPA tariffs, partially offset by unfavorable channel profitability resulting from increased promotional activity within DTC B&M.

SG&A expenses were $332.2 million, or 54.1 percent of net sales, compared to $325.6 million, or 53.8 percent of net sales, for the comparable period in 2025. The largest changes in SG&A expenses were driven by higher DTC expenses, including store impairment charges and the impact of new stores, partially offset by lower enterprise technology expenses resulting from prior-year actions taken as part of our Profit Improvement Program.

Operating income of $30.9 million, or 5.0 percent of net sales, compared to operating loss of $23.6 million, or 3.9 percent of net sales, for the comparable period in 2025.

Interest income, net of $6.2 million, compared to $4.8 million for the comparable period in 2025.

Income tax expense of $9.7 million resulted in an effective income tax rate of 26.8 percent, compared to income tax benefit of $6.4 million, or an effective income tax rate of 38.5 percent, for the comparable period in 2025.

Net income of $26.6 million, or $0.52 per diluted share, compared to net loss of $10.2 million, or $0.19 per diluted share, for the comparable period in 2025. The recovery of IEEPA tariffs benefited diluted earnings per share by $0.93.

First Half 2026 Financial Results
(All comparisons are between first half 2026 and first half 2025, unless otherwise noted.)

Net sales increased 1 percent (decreased 1 percent on a constant-currency basis) to $1,393.4 million from $1,383.7 million for the comparable period in 2025.

Gross margin expanded 400 basis points to 54.1 percent of net sales from 50.1 percent of net sales for the comparable period in 2025. Gross margin expansion primarily reflected an approximate 430 basis point benefit from the recovery of IEEPA tariffs, partially offset by unfavorable channel profitability resulting from increased promotional activity within DTC B&M.

SG&A expenses were $689.3 million, or 49.5 percent of net sales, compared to $680.1 million, or 49.2 percent of net sales, for the comparable period in 2025.

Operating income of $72.9 million, or 5.2 percent of net sales, compared to $22.9 million, or 1.7 percent of net sales, for the comparable period in 2025.

Interest income, net of $11.1 million, compared to $11.7 million for the comparable period in 2025.

Income tax expense of $22.7 million resulted in an effective income tax rate of 27.2 percent, compared to $6.2 million, or an effective income tax rate of 16.3 percent, for the comparable period in 2025.

Net income of $60.9 million, or $1.17 per diluted share, compared to $32.1 million, or $0.58 per diluted share, in 2025. The recovery of IEEPA tariffs benefited diluted earnings per share by $0.92.

Balance Sheet as of June 30, 2026

Cash, cash equivalents, and short-term investments totaled $624.6 million, compared to $579.0 million as of June 30, 2025.

The Company had no borrowings as of either June 30, 2026 or June 30, 2025.

Inventories decreased 6 percent to $874.8 million, compared to $926.9 million as of June 30, 2025.

Cash Flow for the Six Months Ended June 30, 2026

Net cash provided by operating activities was $37.5 million, compared to net cash used in operating activities of $62.9 million for the comparable period in 2025.

Capital expenditures totaled $25.8 million, compared to $30.0 million for the comparable period in 2025.

Share Repurchases for the Six Months Ended June 30, 2026

In first quarter 2026, the Company repurchased 2,498,685 shares of common stock for an aggregate of $150.0 million, or an average price per share of $60.03. The Company did not repurchase shares during second quarter 2026.

At June 30, 2026, $276.5 million remained available under our stock repurchase authorization, which does not obligate the Company to acquire any specific number of shares or to acquire shares over any specified period of time.

Quarterly Cash Dividend

The Board of Directors approved a regular quarterly cash dividend of $0.30 per share, payable on September 3, 2026 to shareholders of record on August 20, 2026.

Full Year 2026 Financial Outlook

(Additional financial outlook details can be found in the CFO Commentary and Financial Review presentation.)

The Company's full year 2026 and third quarter 2026 Financial Outlooks are forward-looking in nature, and the following forward-looking statements reflect our expectations as of July 30, 2026 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. These risks and uncertainties limit our ability to accurately forecast results. The Company's Financial Outlook assumes that the current U.S. tariff rates remain in place through the end of this year.

Net sales are expected to increase 1.0 to 3.0 percent (unchanged), resulting in net sales of $3.43 to $3.50 billion, compared to $3.40 billion in 2025. Foreign currency translation is expected to benefit net sales by approximately 30 to 50 basis points (prior 50 to 100 basis points).

Gross margin is expected to expand 160 to 180 basis points resulting in gross margin of 52.1 to 52.3 percent of net sales (prior 50.3 to 50.5 percent), compared to 50.5 percent of net sales in 2025. Gross margin expectations include an approximate 180 basis points benefit from IEEPA tariff refunds recognized in second quarter 2026.

SG&A expenses, as a percent of net sales, are expected to be 43.6 to 44.2 percent (unchanged), compared to SG&A expense as a percent of net sales of 44.2 percent in 2025.

Operating margin is expected to be 8.5 to 9.3 percent of net sales (prior 6.7 to 7.5 percent), compared to operating margin of 6.1 percent of net sales in 2025.

Effective income tax rate is expected to be approximately 25.0 percent (prior 24.0 to 25.0 percent).

Diluted earnings per share is expected to be $4.45 to $4.90 (prior $3.55 to $4.00), compared to $3.24 in 2025.

Operating cash flow is expected to be $290 to $310 million (prior $300 to $330 million).

Capital expenditures are planned to be in the range of $65 to $75 million (unchanged), roughly in-line with our run rate over the past several years.

Third Quarter 2026 Financial Outlook

•Net sales are expected to be $929 to $943 million, representing a decrease of 1.5 percent to flat from $943 million for the comparable period in 2025. Net sales guidance includes the impact of a higher proportion of Fall 2026 shipments occurring in fourth quarter 2026 in comparison to the timing of Fall 2025 shipments last year.

•Operating income is expected to be 8.1 to 9.5 percent of net sales, compared to operating income of 7.1 percent of net sales in the comparable period in 2025. Operating margin includes SG&A expense deleverage driven by slight SG&A growth and gross margin contraction primarily resulting from the impact of anticipated accommodations to our factory partners, partially offset by the expected cost of sales benefit from IEEPA tariff refunds included in inventory.

•Diluted earnings per share is expected to be $1.15 to $1.35, compared to $0.95 for the comparable period in 2025. This range reflects an estimated effective tax rate of approximately 25% for the third quarter.

Conference Call

The Company will hold its second quarter 2026 conference call at 5:00 p.m. ET today. Dial (888) 506-0062 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at https://investor.columbia.com.
Third Quarter 2026 Reporting Date

The Company plans to report third quarter 2026 financial results on Thursday, October 29, 2026 at approximately 4:05 p.m. ET.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the Company's ability to realize growth opportunities, drive long-term market share gains and manage expenses, financial position, marketing strategies, timing and payment of dividends, the impact of foreign currency translation, the effect of, and any changes to, tariff rates and refunds, and the Company’s expectations regarding its financial results for full year 2026 net sales, gross margin, SG&A expenses, operating margin, effective income tax rate, diluted earnings per share, operating cash flow, and capital expenditures, as well as third quarter 2026 net sales, operating margin, and diluted earnings per share. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may," "plan", "intend", and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to execute our ACCELERATE Growth Strategy; our ability to execute and realize cost savings related to our Profit Improvement Plan; our ability to effectively execute our business strategies, including initiatives to upgrade our business processes and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business and timing of orders; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally; the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions, changes in global regulation and economic and political conditions and disease outbreaks; volatility in global production and transportation costs and capacity and timing; our ability to effectively manage our inventory and our wholesale customers' to manage their inventories; our dependence on third-party manufacturers and suppliers and our ability to source at competitive prices from them or at all and our ability to import product; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company

Columbia Sportswear Company connects active people with their passions and is a global multi-brand leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment. Founded in 1938 in Portland, Oregon, the Company's brands are sold in 122 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hard Wear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Investor Relations Contact:
Matt Tucker
(503) 985-1445
investorrelations@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of June 30,
(in thousands)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$532,305	$427,804
Short-term investments	92,296	151,223
Accounts receivable, net	271,275	290,573
Inventories	874,767	926,929
Prepaid expenses and other current assets	95,149	97,500
Total current assets	1,865,792	1,894,029
Property, plant and equipment, net	266,595	283,221
Operating lease right-of-use assets	411,489	432,833
Intangible assets, net	71,221	79,221
Goodwill	5,694	26,694
Deferred income taxes	102,555	111,296
Other non-current assets	74,563	63,083
Total assets	$2,797,909	$2,890,377
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$473,208	$478,948
Accrued liabilities	188,888	201,670
Operating lease liabilities	84,029	78,463
Income taxes payable	2,414	2,201
Total current liabilities	748,539	761,282
Non-current operating lease liabilities	377,215	402,726
Income taxes payable	16,234	14,050
Deferred income taxes	2,123	340
Other long-term liabilities	52,196	58,107
Total liabilities	1,196,307	1,236,505
Total shareholders' equity	1,601,602	1,653,872
Total liabilities and shareholders' equity	$2,797,909	$2,890,377

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2026	2025	2026	2025
Net sales	$614,362	$605,246	$1,393,375	$1,383,698
Cost of sales	255,930	308,138	639,981	690,533
Gross profit	358,432	297,108	753,394	693,165
Gross margin	58.3%	49.1%	54.1%	50.1%

Selling, general and administrative expenses	332,191	325,628	689,328	680,099
Net licensing income	4,643	4,929	8,811	9,851
Operating income (loss)	30,884	(23,591)	72,877	22,917
Interest income, net	6,216	4,838	11,099	11,655
Other non-operating income (expense), net	(815)	2,164	(418)	3,715
Income (loss) before income tax	36,285	(16,589)	83,558	38,287
Income tax expense (benefit)	9,732	(6,393)	22,697	6,235
Net income (loss)	$26,553	$(10,196)	$60,861	$32,052

Earnings (loss) per share:
Basic	$0.52	$(0.19)	$1.17	$0.58
Diluted	$0.52	$(0.19)	$1.17	$0.58
Weighted average shares outstanding:
Basic	51,170	54,777	51,894	55,253
Diluted	51,264	54,777	51,980	55,395

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$60,861	$32,052
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	27,505	27,931
Non-cash lease expense	45,384	41,274
Provision for uncollectible accounts receivable	860	1,786
Deferred income taxes	4,255	(340)
Share-based compensation	13,514	11,799
Other, net	2,730	(2,200)
Changes in operating assets and liabilities:
Accounts receivable	128,016	136,579
Inventories	(191,602)	(218,102)
Prepaid expenses and other current assets	(885)	(27,561)
Other assets	(4,126)	2,546
Accounts payable	92,146	88,004
Accrued liabilities	(86,956)	(89,215)
Income taxes payable	(5,024)	(28,489)
Operating lease assets and liabilities	(48,049)	(42,432)
Other liabilities	(1,172)	3,482
Net cash provided by (used in) operating activities	37,457	(62,886)
Cash flows from investing activities:
Purchases of short-term investments	(84,142)	(261,449)
Sales and maturities of short-term investments	347,230	402,067
Capital expenditures	(25,813)	(30,036)
Net cash provided by investing activities	237,275	110,582
Cash flows from financing activities:
Payment of line of credit issuance fees	(843)	—
Proceeds from issuance of common stock related to share-based compensation	2,523	5,111
Tax payments related to share-based compensation	(4,414)	(5,656)
Repurchase of common stock	(150,000)	(131,687)
Cash dividends paid	(30,966)	(33,030)
Net cash used in financing activities	(183,700)	(165,262)
Net effect of exchange rate changes on cash	(755)	13,501
Net increase (decrease) in cash and cash equivalents	90,277	(104,065)
Cash and cash equivalents, beginning of period	442,028	531,869
Cash and cash equivalents, end of period	$532,305	$427,804
Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$39,521	$72,590
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$6,012	$8,225

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended June 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In thousands, except percentage changes)	2026	Translation	2026(1)	2025	% Change	% Change(1)
Geographical net sales:
United States	$320,086	$—	$320,086	$335,117	(4)%	(4)%
Latin America and Asia Pacific	125,933	1,529	127,462	112,333	12%	13%
Europe, Middle East and Africa	143,115	(2,077)	141,038	130,562	10%	8%
Canada	25,228	(319)	24,909	27,234	(7)%	(9)%
Total	$614,362	$(867)	$613,495	$605,246	2%	1%

Brand net sales:
Columbia	$556,226	$(921)	$555,305	$548,345	1%	1%
SOREL	16,282	(38)	16,244	18,826	(14)%	(14)%
prAna	23,325	(2)	23,323	20,537	14%	14%
Mountain Hardwear	18,529	94	18,623	17,538	6%	6%
Total	$614,362	$(867)	$613,495	$605,246	2%	1%

Product category net sales:
Apparel, accessories and equipment	$497,368	$(370)	$496,998	$494,302	1%	1%
Footwear	116,994	(497)	116,497	110,944	5%	5%
Total	$614,362	$(867)	$613,495	$605,246	2%	1%

Channel net sales:
Wholesale	$318,353	$(798)	$317,555	$317,218	—%	—%
DTC	296,009	(69)	295,940	288,028	3%	3%
Total	$614,362	$(867)	$613,495	$605,246	2%	1%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Six Months Ended June 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In thousands, except percentage changes)	2026	Translation	2026(1)	2025	% Change	% Change(1)
Geographical net sales:
United States	$742,540	$—	$742,540	$806,298	(8)%	(8)%
Latin America and Asia Pacific	286,176	(1,719)	284,457	264,543	8%	8%
Europe, Middle East and Africa	288,464	(17,786)	270,678	238,042	21%	14%
Canada	76,195	(3,092)	73,103	74,815	2%	(2)%
Total	$1,393,375	$(22,597)	$1,370,778	$1,383,698	1%	(1)%

Brand net sales:
Columbia	$1,246,375	$(21,703)	$1,224,672	$1,231,466	1%	(1)%
SOREL	53,445	(855)	52,590	61,031	(12)%	(14)%
prAna	49,986	(8)	49,978	48,651	3%	3%
Mountain Hardwear	43,569	(31)	43,538	42,550	2%	2%
Total	$1,393,375	$(22,597)	$1,370,778	$1,383,698	1%	(1)%

Product category net sales:
Apparel, accessories and equipment	$1,120,461	$(16,202)	$1,104,259	$1,123,122	—%	(2)%
Footwear	272,914	(6,395)	266,519	260,576	5%	2%
Total	$1,393,375	$(22,597)	$1,370,778	$1,383,698	1%	(1)%

Channel net sales:
Wholesale	$719,425	$(14,253)	$705,172	$716,987	—%	(2)%
DTC	673,950	(8,344)	665,606	666,711	1%	—%
Total	$1,393,375	$(22,597)	$1,370,778	$1,383,698	1%	(1)%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.